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                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                          Dated as of November 10, 2004

                                      Among

                           JONES APPAREL GROUP, INC.,

                          FLINTSTONE ACQUISITION CORP.

                                       And

                             BARNEYS NEW YORK, INC.

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                               Table of Contents

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ARTICLE I       The Merger..................................................................................   2

           Section 1.01.  The Merger........................................................................   2

           Section 1.02.  Closing...........................................................................   2

           Section 1.03.  Effective Time....................................................................   2

           Section 1.04.  Effects of the Merger.............................................................   2

           Section 1.05.  Certificate of Incorporation and By-laws..........................................   3

           Section 1.06.  Directors.........................................................................   3

           Section 1.07.  Officers..........................................................................   3

ARTICLE II      Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of
                Certificates; Company Stock Options and Warrants; Debt Offer................................   3

           Section 2.01.  Effect on Capital Stock...........................................................   3

           Section 2.02.  Exchange of Certificates..........................................................   4

           Section 2.03.  Company Stock Options and Warrants................................................   6

           Section 2.04.  Debt Offer........................................................................   7

ARTICLE III     Representations and Warranties of the Company...............................................   9

           Section 3.01.  Organization, Standing and Corporate Power........................................   9

           Section 3.02.  Subsidiaries......................................................................  10

           Section 3.03.  Capital Structure.................................................................  10

           Section 3.04.  Authority; Noncontravention.......................................................  12

           Section 3.05.  Governmental Approvals............................................................  13

           Section 3.06.  Company SEC Documents; No Undisclosed Liabilities.................................  14

           Section 3.07.  Information Supplied..............................................................  16

           Section 3.08.  Absence of Certain Changes or Events..............................................  16

           Section 3.09.  Litigation........................................................................  18

           Section 3.10.  Contracts.........................................................................  18

           Section 3.11.  Compliance with Laws..............................................................  20

           Section 3.12.  Environmental Matters.............................................................  20

           Section 3.13.  Employees and Labor...............................................................  20

           Section 3.14.  Employee Benefit Plans............................................................  21

           Section 3.15.  Taxes.............................................................................  23

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                                Table of Contents
                                  (continued)
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           Section 3.16.  Title to Assets; Leases...........................................................  25

           Section 3.17.  Intellectual Property.............................................................  25

           Section 3.18.  Customer Accounts Receivable......................................................  26

           Section 3.19.  Company Proprietary Credit Card...................................................  26

           Section 3.20.  Approval and Adoption Requirements................................................  27

           Section 3.21.  State Takeover Statutes...........................................................  27

           Section 3.22.  Transactions with Affiliates......................................................  27

           Section 3.23.  Brokers and Other Advisors........................................................  27

           Section 3.24.  Opinion of Financial Advisor......................................................  28

ARTICLE IV      Representations and Warranties of Parent and Merger Sub.....................................  28

           Section 4.01.  Organization, Standing and Corporate Power........................................  28

           Section 4.02.  Authority; Noncontravention.......................................................  28

           Section 4.03.  Governmental Approvals............................................................  29

           Section 4.04.  Information Supplied..............................................................  30

           Section 4.05.  Litigation........................................................................  30

           Section 4.06.  Ownership and Operations of Merger Sub............................................  30

           Section 4.07.  Capital Resources.................................................................  30

           Section 4.08.  No Capital Ownership..............................................................  30

           Section 4.09.  Brokers and Other Advisors........................................................  30

ARTICLE V       Covenants Relating to Conduct of Business...................................................  31

           Section 5.01.  Conduct of Business...............................................................  31

           Section 5.02.  No Solicitation by the Company....................................................  35

ARTICLE VI      Additional Agreements.......................................................................  36

           Section 6.01.  Preparation of the Information Statement..........................................  36

           Section 6.02.  Access to Information; Confidentiality............................................  36

           Section 6.03.  Commercially Reasonable Efforts...................................................  37

           Section 6.04.  Indemnification, Exculpation and Insurance........................................  39

           Section 6.05.  Fees and Expenses.................................................................  40

           Section 6.06.  Public Announcements..............................................................  40

           Section 6.07.  Employee Matters..................................................................  41

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                                Table of Contents
                                   (continued)

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ARTICLE VII     Conditions Precedent........................................................................  42

           Section 7.01.  Conditions to Each Party's Obligation To Effect the Merger........................  42

           Section 7.02.  Conditions to Obligations of Parent and Merger Sub................................  42

           Section 7.03.  Conditions to Obligation of the Company...........................................  44

           Section 7.04.  Frustration of Closing Conditions.................................................  44

ARTICLE VIII    Termination, Amendment and Waiver...........................................................  44

           Section 8.01.  Termination.......................................................................  44

           Section 8.02.  Effect of Termination.............................................................  45

           Section 8.03.  Amendment.........................................................................  45

           Section 8.04.  Extension; Waiver.................................................................  46

           Section 8.05.  Procedure for Termination, Amendment or Waiver....................................  46

ARTICLE IX      General Provisions..........................................................................  46

           Section 9.01.  Nonsurvival of Representations and Warranties.....................................  46

           Section 9.02.  Notices...........................................................................  46

           Section 9.03.  Definitions.......................................................................  47

           Section 9.04.  Interpretation....................................................................  48

           Section 9.05.  Counterparts......................................................................  49

           Section 9.06.  Entire Agreement; No Third-Party Beneficiaries....................................  49

           Section 9.07.  Governing Law.....................................................................  49

           Section 9.08.  Assignment........................................................................  49

           Section 9.09.  Jurisdiction; Waiver of Jury Trial................................................  49

           Section 9.10.  Specific Enforcement..............................................................  50

           Section 9.11.  Severability......................................................................  50

Exhibit A -- Certificate of Incorporation of Surviving Corporation Exhibit B -- Form of Estoppel Certificate
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                             Table of Defined Terms

                                                                                                             Section
                                                                                                             -------
Affected Employees.........................................................................................  6.07(a)
Affiliate..................................................................................................  9.03(a)
affiliated group...........................................................................................  3.15(a)
Agreement..................................................................................................  Preamble
Appraisal Shares...........................................................................................  2.01(d)
business day...............................................................................................  9.03(b)
Certificate................................................................................................  2.01(c)
Certificate of Merger......................................................................................  1.03
Closing...................................................................................................   1.02
Closing Date..............................................................................................   1.02
Code......................................................................................................   2.02(g)
Collateral Agent..........................................................................................   2.04(b)
Common Stock Merger Consideration.........................................................................   2.01(c)
Company...................................................................................................   Preamble
Company Benefit Agreements................................................................................   3.08(d)
Company By-laws...........................................................................................   3.01
Company Certificate.......................................................................................   3.01
Company Common Stock......................................................................................   2.01
Company Disclosure Letter.................................................................................   Article III
Company Plans.............................................................................................   3.14(a)
Company Preferred Stock...................................................................................   2.01
Company SEC Documents.....................................................................................   3.06(a)
Company Stock Options.....................................................................................   3.03(b)
Company Stock Plans.......................................................................................   2.03(a)
Confidentiality Agreement.................................................................................   6.02
Contract..................................................................................................   3.04(b)
Credit Agreement .........................................................................................   3.02
debt obligations..........................................................................................   3.10(a)(ii)
Debt Offer................................................................................................   2.04(a)
Debt Offer Documents......................................................................................   2.04(c)
DGCL......................................................................................................   1.01
Effect....................................................................................................   3.01
Effective Time............................................................................................   1.03
Employees.................................................................................................   3.13
Environmental Laws........................................................................................   3.12
ERISA.....................................................................................................   3.14(a)
Exchange Act..............................................................................................   2.04(d)
Exchange Fund.............................................................................................   2.02(a)
Filed Company SEC Document................................................................................   3.06(a)
GAAP......................................................................................................   3.06(a)
GE Capital................................................................................................   3.02
Governmental Authority....................................................................................   3.05

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                             Table of Defined Terms

                                                                                                             Section
                                                                                                             -------
HSR Act...................................................................................................   3.05
Indemnitee................................................................................................   6.04(a)
Indenture.................................................................................................   2.04(b)
Information Statement.....................................................................................   3.05
Intellectual Property Rights..............................................................................   3.17(d)
IRS.......................................................................................................   3.14(b)
Knowledge.................................................................................................   9.03(c)
Laws......................................................................................................   3.11
Leased Property...........................................................................................   3.16(a)
Liens.....................................................................................................   3.02
Major Business Partners...................................................................................   3.10(a)(iii)
Material Adverse Effect...................................................................................   3.01
Merger....................................................................................................   Recitals
Merger Sub................................................................................................   Preamble
Multiemployer Plans.......................................................................................   3.14(a)
Outside Date..............................................................................................   8.01(b)
Parent....................................................................................................   Preamble
Parent Disclosure Letter..................................................................................   Article IV
Paying Agent..............................................................................................   2.02(a)
person....................................................................................................   9.03(e)
Permits...................................................................................................   3.11
Permitted Liens...........................................................................................   9.03(d)
Preferred Stock Merger Consideration......................................................................   2.01(c)
Principal Company Stockholders............................................................................   Recitals
Principal Stockholder Consent.............................................................................   Recitals
Principal Stockholders' Agreement.........................................................................   Recitals
Representatives...........................................................................................   5.02(a)
Restraints................................................................................................   7.01(c)
Run-Off Insurance.........................................................................................   6.04(c)
SEC.......................................................................................................   2.04(a)
Secretary.................................................................................................   Recitals
Section 203...............................................................................................   3.21
Section 262...............................................................................................   2.01(d)
Section 3.10 Contracts....................................................................................   3.10(a)
Securities Act............................................................................................   3.06(a)
Senior Note Trustee.......................................................................................   2.04(b)
Senior Notes..............................................................................................   2.04(a)
SOX.......................................................................................................   3.06(a)
Socol Agreement ...........................................................................................  7.02(d)
Stockholder Approval......................................................................................   3.20
Subsidiary................................................................................................   9.03(f)
Surviving Corporation.....................................................................................   1.01
Takeover Proposal.........................................................................................   5.02(b)

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                             Table of Defined Terms

                                                                                                             Section
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
taxes.....................................................................................................   3.15(g)
tax returns...............................................................................................   3.15(g)
Warrants..................................................................................................   2.03(b)

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 10, 2004, among JONES APPAREL GROUP, INC., a Pennsylvania corporation ("Parent"), FLINTSTONE ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and BARNEYS NEW YORK, INC., a Delaware corporation (the "Company").

            WHEREAS, the Board of Directors of each of Merger Sub and the Company has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Whippoorwill Associates, Inc. and Bay Harbour Management L.C. (collectively, the "Principal Company Stockholders"), the Company and Parent are entering into an agreement (the "Principal Stockholders' Agreement") pursuant to which each of the Principal Company Stockholders agrees, among other things, to take certain actions in furtherance of the Merger, including causing the execution and delivery of written consents in accordance with Section 228 of the DGCL (a "Principal Stockholder Consent") pursuant to which the record holders of the shares of Company Common Stock beneficially owned by each of the Principal Company Stockholders will consent to the adoption of this Agreement and the approval of the Merger without a meeting, without prior notice and without a vote;

            WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and Howard Socol are entering into an agreement (the "Employment Agreement") pursuant to which Howard Socol agrees, among other things, to continue his employment with the Company after the Effective Time and not to have certain relationships with third parties after the Effective Time;

            WHEREAS, immediately following the execution and delivery of this Agreement, each of the record holders of the shares of Company Common Stock beneficially owned by the Principal Company Stockholders will execute a Principal Stockholder Consent and deliver it to the secretary of the Company (the "Secretary"), and the Secretary shall certify and acknowledge that the Stockholder Approval has been duly obtained; and

            WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

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                                   ARTICLE I

                                   The Merger

            Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company as of the Effective Time pursuant to Section 251 of the DGCL. As of the Effective Time, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

            Section 1.02. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York City time) on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that if all the conditions set forth in Article VII shall not have been satisfied or (to the extent permitted by applicable Law) waived on such second business day, the Closing will take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by applicable Law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

            Section 1.03. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as promptly as practicable after the Closing and on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL, and, as promptly as practicable on or after the Closing Date, the parties shall make all other filings or recordings required under the DGCL. The Merger shall become effective as of such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or as of such subsequent time or date as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time and date at which the Merger becomes effective being the "Effective Time").

            Section 1.04.Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, as of the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            Section 1.05. Certificate of Incorporation and By-laws.

            (a) The certificate of incorporation of the Company shall be amended at the Effective Time to read as set forth on Exhibit A hereto, and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

            (b) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

            Section 1.06. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            Section 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

          Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates; Company Stock Options and Warrants;
                                   Debt Offer

            Section 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), any shares of preferred stock, par value $0.01 per share, of the Company ("Company Preferred Stock") or any shares of capital stock of Merger Sub:

            (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock or Company Preferred Stock that is owned by the Company, Parent or Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (c) Conversion of Company Common Stock and Company Preferred Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and Appraisal

      Shares) shall be converted into the right to receive $19.00 in cash, without interest (the "Common Stock Merger Consideration"). Each issued and outstanding share of Company Preferred Stock (other than shares to be canceled in accordance with Section 2.01(b) and Appraisal Shares) shall be converted into the right to receive $154.375 in cash without interest (the "Preferred Stock Merger Consideration"). All such shares of Company Common Stock and Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock or Company Preferred Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as applicable.

            (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the consideration payable as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. As of the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of
      Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
      Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease to exist and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall have become, the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration as provided in Section 2.01(c), as the case may be. The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock or Company Preferred Stock, and Parent shall have the right to participate in and, subject to applicable Law, direct all negotiations and proceedings with respect to such demands. None of the Company and its Subsidiaries shall, without the written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

            Section 2.02. Exchange of Certificates.

            (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for payment of the Common Stock Merger Consideration and the Preferred
Stock Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates (the "Paying Agent"). As of or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate amounts payable pursuant to Section 2.01(c) in exchange for the outstanding shares of Company Common Stock and Company Preferred Stock (such cash being hereinafter referred to as the "Exchange Fund").

            (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of Certificates to the Paying Agent and which shall be in such form as Parent and the Company may reasonably agree to use) and (ii) instructions for use in surrendering Certificates in exchange for the cash amounts specified in Section 2.01(c). Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Paying Agent, the holder of record of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock or Company Preferred Stock formerly represented by such Certificate shall have been converted pursuant to
Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the transfer records of the Company, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name a Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash such holder shall be entitled to receive pursuant to Section 2.01(c). No interest will be paid or will accrue on the cash payable upon surrender of any Certificate.

            (c) No Further Ownership Rights in Company Common Stock or Company Preferred Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock previously represented by such Certificates. As of the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Preferred Stock, in each case that were outstanding immediately prior to the Effective Time. If, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, such Certificates shall be canceled and exchanged as provided in this Article II.

            (d) No Liability. None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the cash included in the Exchange Fund that remains undistributed to the holders of Certificates for one year after the Effective Time shall be returned to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of such funds to which such holder may be due pursuant to Section 2.01(c).

            (e) Investment of Exchange Fund. Parent may cause the Paying Agent to invest, as directed by Parent in its sole discretion, any cash included in the Exchange Fund, and any capital gain, interest or other income resulting from such investments shall inure to the benefit of Parent and shall be paid to Parent from time to time by the Paying Agent.

            (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any successful claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the amount of cash which such holder would be entitled pursuant to Section 2.01(c).

            (g) Withholding Rights. The Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Company Common Stock, shares of Company Preferred Stock, Company Stock Options or Warrants pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or under any provision of state, local or foreign tax Law. To the extent that such amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated for purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

            Section 2.03. Company Stock Options and Warrants.

            (a) Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions and take all such other actions as may be necessary to provide that each Company Stock Option granted under the Company's Employee Stock Option Plan or the Stock Option Plan for Non-Employee Directors (together, the "Company Stock Plans"), as the case may be, outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be canceled as of the Effective Time in exchange for a lump sum payment in cash equal to the excess, if any, of (i) the product of (A) the number of shares of Company Common Stock subject to such Company Stock Option and (B) the Common Stock Merger Consideration over
(ii) the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option and (y) the per share exercise price of such Company Stock Option. Parent shall cause the Surviving Company to make such payment as promptly as practicable following the Effective Time.

            (b) Before the Closing, the Board of Directors of the Company shall adopt such resolutions and take all such other actions as may be necessary to provide that each warrant to purchase shares of Company Common Stock ("Warrants") outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall become exercisable as of the Effective Time for a lump sum payment equal to the excess, if any, of (i) the product of (A) the number of shares of Company Common Stock subject to such Warrant and (B) the Common Stock Merger Consideration over (ii) the product of (x) the number of shares of Company Common Stock subject to such Warrant and (y) the per share exercise price of such Warrant. Parent shall cause the Surviving Company to (x) as promptly as practicable after the Effective Time, notify each record holder of a Warrant in writing of the consummation of the Merger and that such holder may obtain such payment by exercising its Warrant in accordance with its terms and (y) make such payment as promptly as practicable upon exercise of a Warrant by the holder thereof in accordance with its terms.

            Section 2.04. Debt Offer.

            (a) The Company shall commence, on or prior to the date of filing the Information Statement in preliminary form with the Securities and Exchange Commission (the "SEC") or on any other date agreed to in writing between the Company and Parent, an offer to purchase, and related consent solicitation to eliminate certain covenants with respect to, all of the outstanding aggregate principal amount of 9.000% Senior Secured Notes due 2008 of Barney's, Inc. (the "Senior Notes") on the terms and conditions set forth in Section 2.04(a) of the Company Disclosure Letter (or as may be agreed in writing between the Company and Parent) and such other customary terms and conditions as may be agreed between Parent and the Company (together with the related consent solicitation, the "Debt Offer"). The Company (i) shall waive any of the conditions to the Debt Offer (other than that the Merger shall have been consummated and that there shall be no Restraint that has the effect of preventing the consummation of the Debt Offer) as may be reasonably requested by Parent and (ii) shall not, without the written consent of Parent, waive any condition to the Debt Offer or make any changes to the terms and conditions of the Debt Offer. Notwithstanding the immediately preceding sentence, and subject to the terms and conditions set forth in Section 2.04(a) of the Company Disclosure Letter, the Company shall not be required to amend the terms and conditions of the Debt Offer pursuant to instructions from Parent if such amendment would decrease the price per Senior Note payable in the Debt Offer or impose conditions to the Debt Offer in addition to those set forth in Section 2.04(a) of the Company Disclosure Letter that are materially adverse to holders of the Senior Notes.

            (b) The Company covenants and agrees that, immediately following the Consent Payment Deadline (as defined in Section 2.04(a) of the Company Disclosure

Letter), assuming the requisite consents are received, it shall, and shall cause its Subsidiaries (as applicable) and the Senior Note Trustee or the Collateral Agent under the security documents relating to the Senior Notes (the "Collateral Agent"), as applicable, to, execute (i) a supplemental indenture to the Indenture, dated April 1, 2003 (the "Indenture"), among Barneys New York, Inc., certain of its Subsidiaries and Wilmington Trust Company, as trustee (the "Senior Note Trustee") and (ii) each amendment to the security documents relating to the Senior Notes, which supplemental indenture and amendments to the security documents shall implement the proposed amendments set forth in the Debt Offer Documents and shall become operative substantially concurrently with the Effective Time, subject to the terms and conditions of this Agreement (including the conditions to the Debt Offer). Subject to Section 2.04(a) of the Company Disclosure Letter, substantially concurrently with the Effective Time, Parent shall cause the Surviving Corporation to accept for payment and, as promptly as practicable thereafter, pay for the Senior Notes that have been properly tendered and not withdrawn pursuant to the Debt Offer and in accordance with the Debt Offer Documents.

            (c) As promptly as practicable after the date hereof, the Company shall prepare all necessary and appropriate documentation in connection with the Debt Offer, including the offer to purchase, related letter of transmittal and other related documents, including a letter to the Securities and Exchange Commission in a form customary for fixed price spread tender offers (collectively, the "Debt Offer Documents"), forms of which shall be provided by Parent to the Company as promptly as practicable after the date hereof. Subject to the preceding sentence, Parent and the Company shall cooperate with each other in the preparation of the Debt Offer Documents. All mailings to the holders of the Senior Notes in connection with the Debt Offer shall be subject to prior review and comment by Parent, and no Debt Offer Document shall be mailed or otherwise distributed to holders of the Senior Notes without the written consent of Parent, such consent not to be unreasonably withheld or delayed. If at any time prior to the completion of the Debt Offer any information in or concerning the Debt Offer Documents is discovered by the Company or Parent, which information should be included in an amendment or supplement to the Debt Offer Documents to prevent the Debt Offer Documents from containing any untrue statement of a material fact or from omitting to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated to the holders of the Senior Notes.

            (d) Notwithstanding anything to the contrary in this Section 2.04, the Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and any other Law to the extent such Law is applicable in connection with the Debt Offer. To the extent that the provisions of any applicable Law conflict with this Section 2.04, the Company shall comply with such applicable Law and shall not be deemed to have breached its obligations hereunder by such compliance.

                                  ARTICLE III

                  Representations and Warranties of the Company

      Except as set forth in the disclosure letter delivered by the Company to Parent dated as of the date hereof (the "Company Disclosure Letter") (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant readily apparent), the Company represents and warrants to Parent and Merger Sub as follows:

      Section 3.01. Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries (i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed, as the case may be, and (ii) has all requisite corporate or limited liability company, as the case may be, power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and is not reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any state of facts, change, development, effect, condition or occurrence (any such item, an "Effect") that is or is reasonably likely to adversely affect in a material respect the enterprise value of the Company and its Subsidiaries taken as a whole or that impairs in any material respect the ability of the Company to perform its obligations under this Agreement or prevents or materially impedes, interferes with, hinders or delays the consummation of the Merger or any of the other transactions contemplated hereby, except, in each case, for any Effect to the extent such Effect results from (A) any change in conditions in the United States, foreign or global economy or capital or financial markets generally, including any change in interest or exchange rates, (B) any change in conditions (including any change in general legal, regulatory, political, economic or business conditions or any change in GAAP) in, or otherwise generally affecting, the retail, apparel and accessories industry generally, except if the effect on the Company and its Subsidiaries, taken as a whole, from such change is disproportionate to the effect from such change on other persons generally operating in such industry, (C) any decline in the market price of the Company Common Stock (but not any Effect underlying such decline), (D) the negotiation, execution, announcement or pendency of this Agreement and the transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees, (E) any act of terrorism or war (whether or not threatened, pending or declared), except if the effect on the Company and its Subsidiaries, taken as a whole, from such events is disproportionate to the effect from such events on other persons generally operating in the retail, apparel and accessories industry or (F) any action taken by the Company or any of its Subsidiaries with the written consent of Parent; it being understood and agreed that for purposes of Section 3.04(b), the definition of "Material Adverse Effect" shall not include the exception set forth in the preceding clause (D). The Company has made available to Parent true and complete copies of (x) the certificate of incorporation of the Company as in effect on the date hereof ("Company Certificate") and the By-laws of the Company as in effect on the date hereof ("Company By-laws") and (y) the minutes of all of the meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company held between February 1, 2003 and November 5, 2004.

            Section 3.02. Subsidiaries. Section 3.02 of the Company Disclosure Letter sets forth a true and complete list of all the Subsidiaries of the Company and, for each such Subsidiary, the state of incorporation or formation. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all pledges, claims, liens, charges, options, rights of first refusal or similar rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, other than Liens or restrictions in favor of (i) General Electric Capital Corporation ("GE Capital") pursuant to the Restated Credit Agreement, dated April 1, 2003, among Barney's, Inc. and certain of its Subsidiaries, as borrowers, the institutions party thereto from time to time as lenders, and GE Capital, for itself, as lender, and as the administrative agent for such lenders (the "Credit Agreement") or (ii) the Senior Note Trustee for the benefit of for the holders of the Senior Notes. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not beneficially own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person.

            Section 3.03. Capital Structure.

            (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of the close of business on November 10, 2004, (i) 14,003,230 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, none of which were held by any Subsidiary of the Company, (ii) 20,000 shares of Company Preferred Stock (excluding treasury shares) were issued and outstanding, none of which were held by any Subsidiary of the Company, (iii) 162,500 shares of Company Common Stock were reserved for issuance upon conversion of Company Preferred Stock, (iv) 182,683 shares of Company Common Stock and no shares of Company Preferred Stock were held by the Company in its treasury, (v) 2,050,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (of which 1,766,234 shares of Company Common Stock were subject to outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plans), (vi) 258,510 shares of Company Common Stock were reserved for issuance pursuant to the exercise of Warrants (which is the aggregate number of shares issuable upon exercise of all outstanding warrants at their exercise price of $0.01 per share) and (vii) no shares of Company Common Stock will be (x) subject to a right of repurchase by the Company, (y) subject to forfeiture back to the Company or (z) subject to transfer or lock-up restrictions, in each of cases (x), (y) and (z), following the consummation of the Merger. As of the Effective Time, each Warrant shall automatically become exercisable for the Common Stock Merger Consideration and, thereafter, shall not be exercisable for, or entitle the holder thereof to any rights relating to, any equity or debt security of the Parent or any of its Subsidiaries, including the Surviving Corporation and its Subsidiaries.

            (b) Section 3.03 of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all outstanding options to purchase Company Common Stock (collectively, "Company Stock Options"), and all other rights to purchase or receive Company Common Stock (other than the Warrants), the number of shares of Company Common Stock subject to each such Company Stock Option or other such right (other than the Warrants), the grant dates and exercise prices and vesting schedule of each such Company Stock Option, or other right (other than the Warrants) and the names of the holder of each such Company Stock Option or other right (other than the Warrants). Except as set forth in
Section 3.03(a), (i) as of the close of business on November 10, 2004, there are not issued, reserved for issuance or outstanding any (A) shares of capital stock of, or other equity or voting interests in, the Company, (B) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (C) options, warrants or other rights to acquire from the Company or any of its Subsidiaries any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and (ii) as of the date of this Agreement, there exists no obligation of the Company or any of its Subsidiaries to issue any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. Except as set forth in Section 3.03(a), as of the date hereof, there are no outstanding stock appreciation rights, rights to receive shares of Company Common Stock on a deferred basis or otherwise or other rights that are linked in any way to the value of Company Common Stock issued or granted pursuant to or under the Company Stock Plans or otherwise by the Company. During the period from the close of business on November 10, 2004, to the date hereof, there have been no issuances by the Company or any of its Subsidiaries of (i) shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries (other than issuances pursuant to the exercise of Company Stock Options or Warrants in accordance with their terms on the date hereof), (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (iii) options, warrants or other rights to acquire from the Company or any of its Subsidiaries any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries.

            (c) All outstanding shares of capital stock of the Company are, and all shares which may be issued upon exercise of the Company Stock Options or Warrants, as the case may be, will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.03(a), there are no Contracts of any kind to which the Company or any of its Subsidiaries is a party or is bound that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire (i) shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (ii) options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. Other than the Principal Stockholders' Agreement, neither the Company nor any of its Subsidiaries is a party to any voting Contract with respect to the voting of any such securities. Other than the Principal Stockholders' Agreement, to the Knowledge of the Company, there are no irrevocable proxies and no voting Contracts (or Contracts to execute a written consent or a proxy) with respect to any shares of Company Common Stock or Company Preferred Stock or any other voting securities of the Company.

            (d) As of the date hereof, the Company and its Subsidiaries have no outstanding indebtedness for borrowed money, other than Senior Notes with an aggregate accreted value of $ $94,942,418. As of the date hereof, there are no guarantees by the Company or any of its Subsidiaries of indebtedness in respect of borrowed money of any person, other than guarantees of amounts owing or available under the Indenture or the Credit Agreement.

            Section 3.04. Authority; Noncontravention.

            (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Principal Stockholders' Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby, subject, in the case of the consummation of the Merger, only to receipt of the Stockholder Approval. The execution and delivery of this Agreement and the Principal Stockholders' Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by the Company with the provisions of this Agreement and the Principal Stockholders' Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or the Principal Stockholders' Agreement or to consummate the Merger or the other transactions contemplated hereby or thereby, subject, in the case of the consummation of the Merger, only to receipt of the Stockholder Approval. This Agreement and the Principal Stockholders' Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with each of their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally from time to time in effect). The Board of Directors of the Company, at a meeting duly called and held, at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving, adopting and declaring advisable this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) declaring that the Merger and the other transactions contemplated hereby are in the best interests of the stockholders of the Company, (iii) fixing the record date to determine the stockholders entitled to consent to the adoption of this Agreement and approve the Merger and the other transactions contemplated hereby, which date is the date hereof, (iv) directing that this Agreement be submitted to the stockholders immediately following the execution and delivery of this Agreement by each of the parties hereto for such stockholders to consider whether to adopt this Agreement and approve the Merger and other transactions contemplated hereby and
(v) recommending that the stockholders of the Company adopt this Agreement and approve the Merger and the other transactions contemplated hereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

            (b) The execution and delivery of this Agreement and the Principal Stockholders' Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not, conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under (i) the Company Certificate or the Company By-laws or the comparable organizational documents of any Subsidiary of the Company, (ii) except for the Credit Agreement and the Indenture, any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, obligation, option, undertaking, concession, franchise or license, binding arrangement or binding understanding (each, including all amendments thereto, a "Contract") to which the Company or any of its Subsidiaries is a party or is bound or any of their respective properties or other assets is bound by or subject to or otherwise under which the Company or any of its Subsidiaries has any rights or benefits or (iii) subject to the governmental filings and other matters referred to in Section 3.05, any Law applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, results, losses or Liens that individually or in the aggregate have not had and is not reasonably likely to have a Material Adverse Effect.

            Section 3.05. Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any domestic or foreign (whether supernational, national, Federal, state, provincial, local or otherwise) government or any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (each, a "Governmental Authority") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Principal Stockholders' Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated hereby or thereby, except for (a) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) the filing with the SEC of (i) an information statement pursuant to Regulation 14C of the Exchange Act (as amended or supplemented from time to time, the "Information Statement") following the Stockholder Approval and (ii) such reports under the Exchange Act as may be required in connection with this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (d) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate have not had and is not reasonably likely to have a Material Adverse Effect.

            Section 3.06. Company SEC Documents; No Undisclosed Liabilities.

            (a) The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since February 1, 2003 (such documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Exchange Act and the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder ("SOX"), applicable to such Company SEC Documents, and, as of their respective dates, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document filed and publicly available prior to the date hereof ("Filed Company SEC Document") has been revised, amended, supplemented or superceded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

None of the Subsidiaries of the Company are, or have at any time been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

            (b) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether known or unknown), except for (i) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Company's annual report for the fiscal year ended January 31, 2004 on Form 10-K filed with the SEC on April 30, 2004, (ii) liabilities and obligations incurred since January 31, 2004, that individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect, (iii) liabilities under Section 3.10 Contracts, Contracts filed in unredacted form as exhibits to the Filed Company SEC Documents and Contracts set forth on Section 3.16(a) of the Company Disclosure Letter, in each case, that relate to obligations that have not yet been performed, and are not required to be performed, as of the date hereof and (iv) liabilities and obligations set forth on Section 3.23 of the Company Disclosure Letter.

            (c) Each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate as of the date hereof. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

            (d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Documents.

            (e) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) access to assets is permitted only in accordance with management's general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (f) The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

            (g) Since February 1, 2003, the Company has not received any notification of (i) a "significant deficiency" or (ii) a "material weakness" in the Company's internal controls. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

            Section 3.07. Information Supplied. None of the information included or incorporated by reference in the Information Statement or the Debt Offer Documents will, in the case of the Information Statement, on the date it is first mailed to the stockholders of the Company or, in the case of the Debt Offer Documents, at the time (i) the Debt Offer Documents are first published, sent or given to holders of the Senior Notes and (ii) the Senior Notes are accepted for payment by the Surviving Corporation, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent to the Company specifically for inclusion or incorporation by reference in the Information Statement or the Debt Offer Documents. The Information Statement and the Debt Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act.

            Section 3.08. Absence of Certain Changes or Events. Since January 31, 2004, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been:

            (a) any Effect that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect;

            (b) (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or other assets) in respect of any of the Company's or any of its Subsidiaries' capital stock, or other equity or voting interests, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (ii) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock, or other equity or voting interests, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, or other equity or voting interests, or (iii) any purchase, redemption or other acquisition of any shares of capital stock, or other equity or voting interests or any other securities of the Company or any of its Subsidiaries or any warrants, options or other rights to acquire any such shares or other securities;

            (c) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of the Company or any of its Subsidiaries of any increase in compensation, bonus or other benefits or any such granting of any type of compensation, bonus or other benefits to any current or former director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of the Company or any of its Subsidiaries not previously receiving or entitled to receive such type of compensation, bonus or other benefit, except for increases of cash compensation (i) in the ordinary course of business consistent with past practice, (ii) as was required under any Company Plan or Company Benefit Agreement as in effect on January 31, 2004 or (iii) in an amount not in excess of 10% of such person's aggregate compensation for the one-year period ending on January 31, 2004;

            (d) any entering into, or any amendment or termination of, any employment, deferred compensation, supplemental retirement, severance, retention, "change in control" or other similar Contract with any current or former director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of the Company or any of its Subsidiaries or any collective bargaining Contract or other labor union Contract ("Company Benefit Agreements") or any Company Plan;

            (e) any change in the manner in which contributions to any Multiemployer Plan are made or the basis on which such contributions are determined;

            (f) any amendment, change or other modification to the policies, procedures or practices of the Company or any of its Subsidiaries with respect to which it (i) manages its rights, title and interest in and to the "Barneys" credit card accounts and receivables related to such accounts or (ii) underwrites, establishes, administers, processes, services, collects, terminates or charges-off such accounts and such receivables;

            (g) any change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required by a change in GAAP;

            (h) any material election with respect to taxes by the Company or any of its Subsidiaries (other than elections that are consistent with past practice) or any settlement or compromise of any material tax liability or refund that is reasonably likely to have a material and adverse effect on the tax liability of the Company or any of its Subsidiaries after the Effective Time; or

            (i) any revaluation by the Company or any of its Subsidiaries of any material assets of the Company or any of its Subsidiaries.

            Section 3.09. Litigation. There is no claim, suit, action, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or other assets that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Authority involving, the Company or any of its Subsidiaries that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.

            Section 3.10. Contracts.

            (a) Neither the Company nor any of its Subsidiaries is a party or is bound or otherwise has rights or benefits under, and none of their respective properties or other assets is bound by or subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act, other than any such Contract that is filed as an exhibit to the Filed Company SEC Documents. Except for Contracts filed in unredacted form as exhibits to the Filed Company SEC Documents and purchase orders entered into in the ordinary course of business consistent with past practice (but not the Contracts pursuant to which such purchase orders were issued), Section 3.10 of the Company Disclosure Letter sets forth (with specific reference to the Subsection to which it relates), as of the date hereof, a true and complete list of, and the Company has made available to Parent true and complete copies of (collectively, "Section 3.10 Contracts"):

            (i) each Contract of the Company or any of its Subsidiaries involving aggregate annual payments by or to the Company or any of its Subsidiaries, of more than $1 million, other than any Contract (A) set forth on Section 3.13, 3.14(a), 3.16(a) or 3.22 of the Company Disclosure Letter, (B) of the type described in Section 3.10(a)(iii) (other than the reference to $1.5 million) or (C) that is immaterial to the Company and its Subsidiaries;

            (ii) (A) all Contracts pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred (collectively, "debt obligations"), (B) all Contracts of or by the Company or any of its Subsidiaries guaranteeing any debt obligations of any other person (other than the Company or any of its Subsidiaries), including the respective aggregate principal amounts outstanding as of the date hereof, and (C) all Contracts involving any "keep well" arrangements or pursuant to which the Company or any of its Subsidiaries has agreed to maintain any financial statement condition of another person;

            (iii) all Contracts between the Company or any of its Subsidiaries and any vendor or supplier of the Company or any of its Subsidiaries to whom the Company or any of its Subsidiaries has paid or has an annual payment obligation in excess of $1.5 million (each vendor or supplier to which the Company or any of its Subsidiaries has paid, or has an annual payment obligation, in excess of $1.5 million, a "Major Business Partner");

            (iv) (A) all Contracts pursuant to which the Company or any of its Subsidiaries has agreed not to, or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the Company and its Subsidiaries to compete with any person in any business or in any geographic area or to engage in any business or other activity, including any restrictions relating to "exclusivity" or any similar requirement in favor of any person other than the Company or any of its Subsidiaries or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging, and
      (B) all Contracts pursuant to which the Company or any of its Subsidiaries has agreed not to, or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the Company and its Subsidiaries to solicit or to hire any person for positions in which annual compensation would be expected to exceed $100,000 to work for the Company or any of its Subsidiaries (either as an employee or as an independent contractor or other agent) or pursuant to which any benefit is required to be given or lost as a result of so soliciting or hiring;

            (v) all Contracts of the Company or any of its Subsidiaries granting the other party to such Contract or a third party "most favored nation" or similar status;

            (vi) all Contracts to which the Company or any of its Subsidiaries is party granting any license to, or franchise in respect of, any material right, property or other asset;

            (vii) all joint venture, limited liability company, partnership or other similar Contracts (including all amendments thereto) in which the Company or any of its Subsidiaries holds an interest; and

            (viii) all standstill or similar Contracts to which the Company or any of its Subsidiaries is a party that impose restrictions on the activities of the Company or any of its Subsidiaries or that, following the Effective Time, would impose restrictions on the activities of Parent or any of its Subsidiaries, including the Surviving Corporation.

            Neither the Company nor any of its Subsidiaries is in violation or breach of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any Contract to which it is a party or is bound or by which it or any of its properties or other assets is bound by or subject to or otherwise under which the Company or any of its Subsidiaries has any rights or benefits, except for violations or defaults that individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect.

            (b) As of the date hereof, no person that was a Major Business Partner at any time during the period from January 31, 2004 through the date hereof has terminated (including delivering a notice to the Company having such effect) any Section 3.10 Contract or any of its existing relationships with the Company or any of its Subsidiaries or failed to renew or requested any amendment to any Section 3.10 Contract that is material and adverse to the Company or any of its Subsidiaries.

            Section 3.11. Compliance with Laws. Except with respect to Environmental Laws and taxes, which are the subject of Sections 3.12 and 3.15, respectively, each of the Company and its Subsidiaries is, and since February 1, 2003, has been, in compliance in all material respects with (a) all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Authority (collectively, "Laws") applicable to it, its personnel, properties or other assets or its business or operations, and (b) all material permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Authorities (collectively, "Permits") issued to the Company or any of its Subsidiaries. None of the Company and its Subsidiaries have received, since February 1, 2003, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to it, its personnel, properties or other assets or its businesses or operations. The Company and its Subsidiaries have in effect all Permits necessary for them to own, lease or operate their properties and other assets and to carry on their businesses operations as now conducted. There is no event that has occurred that, to the Knowledge of the Company, has resulted in or is reasonably likely to result in the revocation, cancellation, nonrenewal or adverse modification of any Permit.

            Section 3.12. Environmental Matters. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, and there is no environmental condition, claim, suit, action, investigation or other proceeding existing or pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries alleging noncompliance with or that has resulted in or is reasonably likely to result in material liability under Environmental Laws. For purposes of this Agreement, "Environmental Laws" shall mean all applicable Laws in effect as of the Closing and applicable Permits and licenses relating to the protection of the environment, natural resources or human health and safety.

            Section 3.13. Employees and Labor. Section 3.13 of the Company Disclosure Letter sets forth, as of the date hereof, (i) a true and complete list of all collective bargaining Contracts and similar labor union Contracts to which the Company or any of its Subsidiaries is a party or is otherwise bound,
(ii) a true and complete list of
all current or pending arbitrations to which any collective bargaining Contract or similar labor union Contract is applicable or relating to any labor union or similar organization or any member thereof. Except to the extent covered by a collective bargaining Contract or similar labor union Contract as set forth on
Section 3.13 of the Company Disclosure Letter, (A) none of the employees of the Company or any of its Subsidiaries (the "Employees") is represented in his or her capacity as an Employee by any labor union or similar organization, (B) the Company and its Subsidiaries have not recognized any labor organization as the collective bargaining agent of any Employees with respect to employment with the Company or any of its Subsidiaries and (C) from February 1, 2003, through the date hereof, no labor union or similar organization has attempted to organize or otherwise made a claim to represent the Employees and no such action is pending or threatened. From February 1, 2003, through the date hereof, neither the Company nor any of its Subsidiaries has experienced any lockout or work slowdown or stoppage, and, as of the date hereof, there is no labor dispute or work slowdown or stoppage pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries. As of the date hereof, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending, or, to the Knowledge of the Company, threatened, before the National Labor Relations Board or any comparable Governmental Authority.

            Section 3.14. Employee Benefit Plans.

            (a) Section 3.14(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit or compensation plans, programs, policies, arrangements or payroll practices maintained or required to be maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributed or is obligated to contribute thereunder for any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (the "Company Plans") and (ii) all Company Benefit Agreements. Except with respect to the multiemployer plans, within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code, each of which is set forth on
Section 3.14(a) of the Company Disclosure Letter (the "Multiemployer Plans"), none of the Company and its Subsidiaries has incurred or is reasonably likely to incur any liability under Section 412 of the Code or Title IV of ERISA with respect to any ongoing, frozen or terminated employee benefit plan. None of the Company Plans provides for postemployment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and at the sole expense of the participant or the participant's beneficiary.

            (b) True and complete copies of the following documents, with respect to each of the Company Plans (other than any Multiemployer Plan) and Company Benefit Agreements, have been made available to Parent by the Company, to the extent applicable: (i) such Company Plan or Company Benefit Agreement, all amendments thereto and related trust documents and amendments thereto, (ii) the most recent

Forms 5500 and all schedules thereto and the most recent actuarial report, if any, (iii) the most recent Internal Revenue Service (the "IRS") determination letter and any communication from or with the IRS relating to such letter or the subject matter thereof and (iv) summary plan descriptions.

            (c) Each Company Plan (other than the Multiemployer Plans) has been maintained in all material respects in accordance with its terms and, together with the Company and its Subsidiaries, is in compliance in all material respects with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable Laws with respect to such Company Plan. There is no pending or, to the Knowledge of the Company, threatened claim, suit, action, investigation or proceeding relating to any Company Plan or Company Benefit Agreement. To the Knowledge of the Company, no "prohibited transaction", breach of fiduciary duty or similar action or omission has resulted in or is reasonably likely to result in the imposition of any material liability, tax or penalty on the Company or any of its Subsidiaries under ERISA, the Code or other applicable Law. During the five years preceding the date hereof, no Company Plan has been terminated and there has been no "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement was not waived.

            (d) The Company Plans (other than the Multiemployer Plans) intended to qualify under Section 401 of the Code are so qualified, and the trusts maintained pursuant thereto are exempt from Federal income taxation under
Section 501 of the Code, and, to the Knowledge of the Company, nothing has occurred with respect to the Company Plans (other than the Multiemployer Plans) that has caused or is reasonably likely to cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

            (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans (or in the case of any Multiemployer Plan, the applicable collective bargaining agreement or other governing Contract) or by Law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established under a Company Plan or in connection therewith have been made in all material respects by the due date thereof (including any valid extensions).

            (f) Neither the Company nor any of its Subsidiaries has (i) incurred, or is reasonably likely to incur, a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) with respect to any Multiemployer Plan or (ii) received any notice or otherwise reasonably expects that any Multiemployer Plan is or will be "insolvent" or in "reorganization" (within the meaning of Sections 4241 and 4245, respectively, of ERISA). As of the date hereof, the Company has provided to Parent the most recent estimate available to the Company of the potential withdrawal liability of the Company under each Multiemployer Plan.

            (g) Each Company Plan (other than any Multiemployer Plan) that is an employee welfare benefit plan may be amended or terminated on or after the Closing

Date without the incurrence of any material cost or liability by the Company or its Subsidiaries.

            (h) No current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, is entitled to any compensation or benefit that could become payable or be provided to such person under the Company Plans and Company Benefit Agreements if such person's employment were terminated immediately after the Closing Date, except to the extent the amount of such compensation and benefits does not exceed such person's base salary for the twelve months preceding such termination. Neither the execution and delivery of this Agreement or the Principal Stockholders' Agreement nor the consummation of the Merger or any other transaction contemplated hereby or thereby will (i) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to, or increase any, severance, change in control, termination or other compensation or benefits (whether alone or in coordination with any other event) or (ii) except pursuant to the Company Stock Plans with respect to Company Stock Options, accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or trigger any other material obligation pursuant to, any Company Plan or Company Benefit Agreement.

            (i) Any amount or economic benefit that could be received (whether in cash or property or in respect of the vesting of property) as a result of the Merger or any other transaction contemplated by this Agreement or the Principal Stockholders' Agreement (alone or in combination with any other event) by any person who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company or any of its Subsidiaries would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), and no such person is entitled to receive any additional payment from the Company or any of its Subsidiaries or any other person in the event that the excise tax under Section 4999 of the Code is imposed on such person.

            (j) No deduction by the Company or any of its Subsidiaries in respect of any "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

            (k) The Company and its Subsidiaries do not have any material liability or obligations, including under or pursuant to any Company Plan or Company Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or its Subsidiaries.

            Section 3.15. Taxes.

            (a) Each of the Company and its Subsidiaries and any consolidated, combined, unitary, affiliated or aggregate group of which the Company and any of its Subsidiaries is a member (an "affiliated group") has timely filed (taking into account any extension of time within which to file) all material Federal, state, local and foreign income and franchise tax returns required to be filed by it, all taxes shown due on such tax returns and all other material taxes as are due have been paid, and all such tax returns are true and complete in all material respects.

            (b) As of the date hereof, no deficiencies for any taxes have been proposed, asserted or assessed against the Company, any of its Subsidiaries or any affiliated group that are still pending and no Liens for taxes exist with respect to any property or other assets of the Company or any of its Subsidiaries, except for statutory Liens for taxes not yet due or payable or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Company's books and records reflecting the full amount of such contested taxes.

            (c) The Federal income tax returns of each of the Company, its Subsidiaries and any affiliated group have been examined by and settled with the IRS (or the applicable statute of limitations has expired) for all years through February 3, 2001.

            (d) All assessments for taxes due with respect to such completed and settled examinations or to any concluded litigation have been fully paid or have been adequately reserved on the most recent financial statements included in the Filed Company SEC Documents in accordance with GAAP.

            (e) The Company has made available to Parent true and complete copies of (i) all income and franchise tax returns of the Company, its Subsidiaries and affiliated groups for the preceding three taxable years and
(ii) any audit report issued within the three years preceding the date hereof (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise taxes of the Company, any of its Subsidiaries and any affiliated group.

            (f) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(e) of the Code (A) in the two years preceding the date hereof or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (g) For purposes of this Agreement, (i) "taxes" shall mean all Federal, state and local, domestic and foreign, income, employment, withholding, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto, imposed by any Governmental Authority, including any liability for the payment of any amounts of the type described above as a result of being a member of an affiliated group or a party to any tax sharing Contract or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any tax, and (ii) "tax returns" shall mean any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

            Section 3.16. Title to Assets; Leases.

            (a) Neither the Company nor any of its Subsidiaries owns any real property. As of the date hereof, Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list of all leases for real property and interests in real property leased by the Company or any of its Subsidiaries (individually, a "Leased Property") and identifies any material reciprocal easement or operating agreement relating thereto; true and complete copies of all such leases and agreements have been made available to Parent by the Company. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its Leased Properties and other assets, except for (i) such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business consistent with past practice and (ii) defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not had and is not reasonably likely to have a Material Adverse Effect. All such Leased Properties and other assets are free and clear of all Liens other than Permitted Liens (except in the case of a Leased Property for any Liens created by the owner of such Leased Property).

            (b) Each of the Company and its Subsidiaries has complied in all material respects with the terms of all leases of the Leased Properties to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.

            (c) Section 3.16(c) of the Company Disclosure Letter sets forth the location, type and size of all proposed new stores that the Company expects to open within 60 days of the date hereof.

            (d) This Section 3.16 does not relate to any matters with respect to intellectual property, which are addressed in Section 3.17.

            Section 3.17. Intellectual Property.

            (a) Section 3.17 of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all trademarks (registered or unregistered), trade mark applications, trade names, service marks, service mark applications, brand names, registered copyrights and applications therefor, patents and patent applications, if any, in each case, owned by or licensed to the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the right to use all Intellectual Property Rights that are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens other than the Permitted Liens. All right, title and interest to the "Barneys" and "Barneys New York" trademarks are owned by the Company and are not subject to any Liens (other than Permitted Liens) or licenses.

            (b) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed upon or misappropriated any Intellectual Property Rights of any other person, except for such infringement or misappropriation that individually or in the aggregate has not had and is not reasonably likely to have a Material Adverse Effect. No claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing or misappropriating the rights of any person with regard to any Intellectual Property Right.

            (c) To the Knowledge of the Company, no person or persons are infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right owned by the Company or any of its Subsidiaries. No claims are pending or, to the Knowledge of the Company, are threatened against the Company or any of its Subsidiaries with regard to the ownership by the Company or any of its Subsidiaries of any of their respective Intellectual Property Rights.

            (d) As used in this Agreement, "Intellectual Property Rights" shall mean all intellectual property rights arising from or in respect of the following, whether protected, created, or arising under the laws of the United States or any other jurisdiction: patents, trademarks (registered or unregistered), trade names, domain names, service marks, brand names, trade dress, and other indications of origin, together with the goodwill associated with the foregoing and registrations of, and applications to register, the foregoing, including any extension, modification or renewal of any such registration or application; computer programs, technical know-how, trade secrets and confidential information and rights to limit the use or disclosure thereof by any person; registrations or applications for registration of copyrights, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing, including all rights in and privileges with respect to customer databases; and licenses.

            Section 3.18. Customer Accounts Receivable. All customer accounts receivable of the Company or any of its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practice.

            Section 3.19. Company Proprietary Credit Card.

            (a) Each of the "Barneys" credit card accounts has been solicited, originated, created, maintained, and serviced in compliance, in all material respects, with (i) the applicable credit card Contract between the Company or its applicable Subsidiary and the person for whom such account has been established and to whom such credit card has been issued and (ii) the applicable policies, procedures and practices pursuant to which the Company or any of its Subsidiaries (A) manages its rights, title and interest in and to such accounts and receivables related to such account and (B) underwrites, establishes, administers, processes, services, collects, terminates or charges-off such accounts and such receivables.

            (b) As of the date hereof, the Company has made available to Parent true and complete copies of each form of credit card Contract and other documentation provided to holders of "Barneys" credit cards, and each such form contains all material terms of the Contract between the Company or its applicable Subsidiary and such holder.

            Section 3.20. Approval and Adoption Requirements. The only approval or consent of the holders of any class or series of capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class (the "Stockholder Approval"), which the parties hereto expect to obtain by written consent pursuant to Section 228 of the DGCL. The execution and delivery to the Secretary of written consents, in the form attached to the Principal Stockholders' Agreement, is sufficient to adopt this Agreement and approve the Merger and the other transactions contemplated hereby, and no other corporate proceedings are necessary to adopt or approve this Agreement or to consummate the Merger or the other transactions contemplated hereby.

            Section 3.21. State Takeover Statutes. The Board of Directors of the Company has adopted and approved the terms of this Agreement and the Principal Stockholders' Agreement and approved the Merger and the other transactions contemplated hereby and thereby, and such adoption and approval represent all the action necessary to render inapplicable to this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, the provisions of Section 203 of the DGCL ("Section 203") to the extent, if any, Section 203 would otherwise be applicable to this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby or thereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Principal Stockholders' Agreement, the Merger or the other transactions contemplated hereby or thereby.

            Section 3.22. Transactions with Affiliates. Except as set forth in the Filed Company SEC Documents and except for compensation arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries, on the other hand, entered into in the ordinary course of business consistent with past practice, Section
3.22 of the Company Disclosure Letter sets forth, as of the date hereof, (i) a true and complete list of all Contracts between, among or involving the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries or any of the Affiliates thereof, on the other hand and (ii) a description of all payments (including dividends, distributions, loans, service or trade payments, salary, bonuses, payments under any management, consulting, monitoring or financial advisory Contract, advances or otherwise) made to or received from the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company or any of its Subsidiaries, on the other hand, during the period from February 1, 2003 through the date hereof. No such payments have been so made or received since January 31, 2004, or are required to be so received as of or after the date hereof. None of the Contracts between the Company or any of its Subsidiaries, on the one hand, and any Principal Company Stockholder or any of the Affiliates thereof, on the other hand, will continue in effect subsequent to the Closing.

            Section 3.23. Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co., Incorporated and Peter J. Solomon, L.P., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all Contracts under which such fees or expenses are payable and all indemnification and other Contracts related to the engagement of the persons to whom such fees or expenses are payable.

            Section 3.24. Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. Incorporated, to the effect that, as of the date of such opinion, the consideration to be received in the Merger by the stockholders of the Company is fair from a financial point of view to such stockholders (other than the Principal Company Stockholders), a copy of which has been delivered to Parent by the Company.

                                   ARTICLE IV

             Representations and Warranties of Parent and Merger Sub

            Except as set forth in the disclosure letter delivered by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Disclosure Letter") (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant readily apparent), each of Parent and Merger Sub represents and warrants to the Company as follows:

            Section 4.01. Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted.

            Section 4.02. Authority; Noncontravention.

            (a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, in the case of Parent, the Principal Stockholders' Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub and the Principal Stockholders' Agreement by Parent and the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by Parent and Merger Sub, as the case may be, with the provisions of this Agreement and the Principal Stockholders' Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub (and immediately following the signing hereof will have been adopted by Parent as the sole stockholder of Merger Sub), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the Merger or the other transactions contemplated hereby and thereby. This Agreement and the Principal Stockholders' Agreement have been duly executed and delivered by Parent and Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, such agreements constitute legal, valid and binding obligations of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with each of their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally from time to time in effect).

            (b) The execution and delivery of this Agreement and the Principal Stockholders' Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not, conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Parent or Merger Sub under (i) the certificate of incorporation or By-laws of each of Parent and Merger Sub, (ii) any Contract to which Parent or Merger Sub is a party or is bound or any of their respective properties or other assets is bound by or subject to or otherwise under which Parent or Merger Sub has any rights or benefits or (iii) subject to the governmental filings and other matters referred to in Section 4.03, any Law applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses (ii) and (iii) above, any such conflicts, violations, breaches, defaults, rights, results, losses or Liens that individually or in the aggregate are not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

            Section 4.03. Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Principal Stockholders' Agreement by Parent and Merger Sub, as applicable, or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification and report form by Parent under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing with the SEC of (x) a Schedule 13D as a result of entering into the Principal Stockholders' Agreement and (y) such reports under the Exchange Act as may be required in connection with this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate is not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

            Section 4.04. Information Supplied. None of the information supplied in writing by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Information Statement or the Debt Offer Documents will, in the case of the Information Statement, on the date it is first mailed to the stockholders of the Company, or, in the case of the Debt Offer Documents, as of the time (i) the Debt Offer Documents are first published, sent or given to holders of the Senior Notes and (ii) the Senior Notes are accepted for payment by the Surviving Corporation, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            Section 4.05. Litigation. There is no claim, suit, action, investigation or other proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that individually or in the aggregate is reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding, or, to the Knowledge of Parent, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Authority involving, Parent or any of its Subsidiaries that individually or in the aggregate is reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

            Section 4.06. Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business activities other than in connection with the transactions contemplated hereby.

            Section 4.07. Capital Resources. Parent has sufficient cash or access to cash to pay the aggregate Common Stock Merger Consideration and Preferred Stock Merger Consideration and the tender offer price for the Senior Notes tendered pursuant to the Debt Offer and to provide the payments to the holders of Company Stock Options and Warrants as contemplated in Section 2.03.

            Section 4.08. No Capital Ownership. As of the date hereof, neither Parent nor Merger Sub owns any shares of capital stock of the Company.

            Section 4.09. Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Citigroup Global Markets Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   ARTICLE V

                    Covenants Relating to Conduct of Business

            Section 5.01. Conduct of Business.

            (a) Conduct of Business by the Company. During the period from the date hereof to the Effective Time, except as provided in Section 5.01 of the Company Disclosure Letter, as consented to in writing by Parent or as specifically and expressly required or permitted by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, (i) carry on its businesses and operations in the ordinary course consistent with past practice, (ii) continue all advertising, pricing, sales, inventory, receivables, payables, customer credit and proprietary credit card operations and currency hedging practices, in the ordinary course consistent with past practice (to the extent consistent with this Section 5.01(a)) and (iii) use all commercially reasonable efforts to preserve intact its assets, brands, licenses, technology, Intellectual Property Rights and business organizations, keep available the services of its current officers and employees and preserve in accordance with past practice its relationships with suppliers, licensors, licensees, distributors and others having business dealings with it and maintain its franchises, rights and Permits, with the intention that its goodwill and ongoing business shall be unimpaired as of the Effective Time. Without limiting the generality of the foregoing, during the period from the date hereof to the Effective Time, except as consented to in writing by Parent, as provided in
Section 5.01 of the Company Disclosure Letter or as specifically and expressly required or permitted by this Agreement (including in connection with the Debt Offer), the Company shall not, and shall not, directly or indirectly, cause or permit any of its Subsidiaries to:

            (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or other assets) in respect of, any of its capital stock, or other equity or voting interests, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock, or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock, or other equity or voting interests, or any other securities of the Company or any of its Subsidiaries or any warrants, options or other rights to acquire any such shares or other securities or
      (D) take any action that could result in any amendment, modification or change of any term of any debt security of the Company or any of its Subsidiaries;

            (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any warrants, options or other rights to acquire or receive, any such shares, interests or securities or any "phantom" stock, "phantom" stock rights or awards, stock appreciation rights, stock-based performance units or any other rights that are linked in any way to the price of Company Common Stock or the value of the Company or any part thereof (other than the issuance of shares of Company Common Stock upon the conversion of Company Preferred Stock or the exercise of Company Stock Options or Warrants outstanding on the date hereof in accordance with their terms on the date hereof);

            (iii) amend or propose to amend the Company Certificate or Company By-laws or the comparable charter or organizational documents of any Subsidiary of the Company;

            (iv) acquire or agree to acquire any assets (including equity or debt securities) other than assets acquired in the ordinary course of business consistent with past practice;

            (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interest therein, to a third party, in the aggregate, in excess of $300,000 except for sales of inventory or other assets in the ordinary course of business consistent with past practice;

            (vi) (A) incur or commit to incur any indebtedness (other than (x) any incurrence of indebtedness associated with (1) the issuance of letters of credit on behalf of the Company or any of its Subsidiaries, which letters of credit are issued in the ordinary course of business consistent with past practice or (2) foreign currency transactions entered into in the ordinary course of business consistent with past practice or (y) borrowings under the Credit Agreement in the ordinary course of business consistent with past practice in an amount not to exceed $10 million) or issue or sell any debt securities or warrants, options or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (B) repurchase or prepay any indebtedness or debt securities of the Company or any of its Subsidiaries or any third person, (C) guarantee any indebtedness or debt securities of another person or enter into any "keep well" or other Contract to maintain any financial statement condition of another person or (D) make any loans, advances (other than in respect of travel expenses advanced to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

            (vii) incur or commit to incur any capital expenditure, or any obligations or liabilities in connection therewith;

            (viii) (A) pay, discharge, settle or satisfy any claims (including claims of any stockholders of the Company and any stockholder litigation relating to this

      Agreement, the Principal Stockholders' Agreement, the Merger or any other transaction contemplated hereby or thereby), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (x) in the ordinary course of business consistent with past practice, (y) for an immaterial amount of money or
      (z) with the proceeds of any insurance recoveries in respect of such claims, liabilities or obligations under insurance policies of the Company or its Subsidiaries or (B) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice, or (C) waive any material benefits of, agree to modify, fail to enforce or consent to any matter with respect to which its consent is required under any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party;

            (ix) make any amendment, change or other modification to the policies, procedures or practices of the Company or any of its Subsidiaries in respect of which it (i) manages its rights, title and interest in and to the "Barneys" credit card accounts and receivables related to such accounts or (ii) underwrites, establishes, administers, processes, services, collects, terminates or charges-off such accounts and such receivables other than, in the case of clause (i) or (ii), (A) as required by Law, (B) increases in late fees payable by cardholders or (C) other immaterial amendments, changes or modifications;

            (x) grant to any director, officer, employee or consultant (other than attorney, accountants or other similar professional service providers) of the Company or any of its Subsidiaries any increase in (A) compensation, bonus or other benefits or (B) severance or termination pay, in each case, except (1) as required by any Company Plan or Company Benefit Agreement as in effect on the date hereof, (2) increases in cash compensation in the ordinary course of business consistent with past practice and (3) increases to retain any employee that has notified the Company that he or she intends to terminate his or her employment with the Company or one of its Subsidiaries so long as such increases do not exceed $25,000 for any individual employee or $150,000 in the aggregate;

            (xi) (A) enter into, amend or terminate any Company Plan or Company Benefit Agreement other than in a manner that is immaterial and not adverse to the Company and its Subsidiaries, (B) accelerate, fund or secure the vesting or payment of compensation or benefits under any Company Plan or Company Benefit Agreement, in each case except for the entry into of employment agreements with new hires in the ordinary course of business consistent with past practice or as required by any Company Plan or Company Benefit Agreement as in effect on the date hereof or (C) adopt, enter into, amend or terminate any collective bargaining Contract or other labor union Contract;

            (xii) except as required by GAAP or applicable Law, make any change in its fiscal year, revalue any of its material assets or make changes in financial or tax accounting methods, principles or practices;

            (xiii) make any material election with respect to taxes (other than elections that are consistent with past practice) or enter into any settlement or compromise of any material tax liability or refund;

            (xiv) enter into any lease of real property;

            (xv) modify, amend, terminate or permit the lapse of any Contract relating to the lease of any real property, any reciprocal easement agreement or any operating agreement pertaining to, real property;

            (xvi) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

            (xvii) take any action if such action is reasonably likely to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect;

            (xviii) enter into any Contract of the type described in Section 3.10(a)(iv), (v) or (viii); provided, that any lease the Company is otherwise specifically and expressly permitted to enter into by this
      Section 5.01 may contain customary radius restrictions that would not apply to Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) following the consummation of the Merger; or

            (xix) propose, resolve, authorize, agree or commit to take any of the foregoing actions.

            (b) Litigation. The Company shall promptly provide to Parent written notice and copies of all pleadings and correspondence in connection with any claim, suit, action, investigation or other proceeding before or by a Governmental Authority against the Company or its directors relating to the transactions contemplated by this Agreement or by the Principal Stockholders' Agreement. Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company or its directors relating to the transactions contemplated by this Agreement or by the Principal Stockholders' Agreement.

            (c) Certain Tax Matters. Except as set forth in Section 5.01(c) to the Company Disclosure Letter, during the period from the date hereof to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, cause any and all existing tax sharing Contracts, tax indemnity obligations and similar Contracts, arrangements and practices with respect to taxes to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise bound to be terminated as of the Closing Date so that after such date neither the Company nor any of its Subsidiaries shall have any further rights or liabilities thereunder. If applicable, the Company shall deliver to Merger Sub at the Closing a certificate, in compliance with Treasury Regulations Section 1.1445-2, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code. If the Company reasonably believes that the delivery of such certificate is not applicable or cannot be provided at the Closing, then, at least 10 days prior to the Closing, the Company shall deliver to Parent a written statement setting forth the reasons as to why such delivery is inapplicable and withholding not required. In such a case, Parent shall take whatever steps it deems necessary to comply with its withholding obligations under Section 1445 of the Code.

            (d) Advice of Changes. The Company shall promptly advise Parent orally and in writing of (i) any Effect that has had or is reasonably likely to have a Material Adverse Effect and (ii) upon obtaining Knowledge thereof, any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            Section 5.02. No Solicitation by the Company.

            (a) The Company shall not, nor shall it authorize or permit any of its Subsidiaries, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage any inquiries or the making of any proposal that constitutes a Takeover Proposal or (ii) enter into, continue or participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information relating to the Company in connection with, or otherwise cooperate in any way with, any Takeover Proposal. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal. Neither the Company nor any of its Subsidiaries shall execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or related to any Takeover Proposal.

            (b) For purposes of this Agreement, "Takeover Proposal" shall mean
(i) any inquiry, proposal or offer relating to, or that is reasonably likely to lead to, a merger, tender offer, exchange offer, share exchange, consolidation, dissolution, liquidation, recapitalization, joint venture or other business combination involving the Company, (ii) any inquiry, proposal or offer relating to, or that is reasonably likely to lead to, issuance of 10% or more of the equity securities of the Company as consideration for the assets or securities of another person or (iii) any inquiry, proposal or offer relating to, or that is reasonably likely to lead to, the acquisition in any manner, directly or indirectly, of 10% or more of the equity securities of the Company or assets (including equity securities of any Subsidiary of the Company) that represent 10% or more of the total revenue, operating income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, in each case other than the transactions contemplated hereby.

                                   ARTICLE VI

                              Additional Agreements

            Section 6.01. Preparation of the Information Statement.

            (a) As promptly as practicable following the date hereof, the Company shall prepare and file with the SEC the Information Statement in preliminary form pursuant to Regulation 14C promulgated under the Exchange Act. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement and to cause the Information Statement to be mailed to the Company's stockholders as promptly as practicable following the date hereof. Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the consent of Parent, such consent not to be unreasonably withheld.

            (b) Immediately following the execution and delivery of this Agreement, this Agreement will be submitted to the record holders of the shares of Company Common Stock beneficially owned by the Principal Company Stockholders for adoption and approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

            (c) In addition to the actions specified in Sections 6.01(a) and
(b), the Company, from time to time, shall promptly take, or shall cause its executive officers to promptly take, any action required under Section 228 of the DGCL necessary to give operative effect to the Principal Stockholder Consent.

            Section 6.02. Access to Information; Confidentiality. Subject to applicable Laws relating to the exchange of information, the Company shall afford, and shall cause each of its Subsidiaries to afford, upon reasonable advance notice, to Parent and Parent's Representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of its and its Subsidiaries' properties and other assets, books, contracts, commitments, records, directors, officers, employees, attorneys, accountants, and auditors and other advisors and, during such period, the Company shall furnish promptly, and shall cause each of its Subsidiaries to furnish promptly, to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws,
(ii) all organizational documents, stock certificates and other evidences of equity interests, stockholders' registers and other registers of equity interests, minute books, certificates of good standing, authorizations to do business and certified accounts of each Subsidiary of the Company and (iii) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the confidentiality agreement, dated as of July 21, 2004, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause its Representatives to hold, all information received from the Company, directly or indirectly, under this Agreement or otherwise in confidence in accordance with the Confidentiality Agreement.

            Section 6.03. Commercially Reasonable Efforts.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use, except as otherwise provided below, its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Authorities and the making of all necessary registrations, declarations and filings (including filings with Governmental Authorities, if any), and the taking of all acts as may be necessary to obtain any such action, nonaction, waiver, consent, approval, order or authorization, (iii) the obtaining of a lessor's estoppel certificate substantially in the form of Exhibit B hereto in accordance with the leases set forth on Section 6.03(a)(iii) of the Company Disclosure Letter; provided, however, that Parent and its Subsidiary shall not be required to, and the Company and its Subsidiaries shall not, make any material payment or provide any material value, enter into any Contract (or amend any existing Contract) that is materially disadvantageous to the Company and its Subsidiary or the Parent and its Subsidiaries or otherwise take any other action that is materially adverse to the Company and its Subsidiaries or the Parent and its Subsidiaries in order to obtain any consent, approval, amendment, waiver or estoppel certificate, unless, in the case of the Company and its Subsidiaries, Parent has provided written consent for such payment, value, Contract, amendment or other action, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the first sentence of this Section 6.03(a), each of the Company and its Board of Directors shall
(x) take all action necessary (and not otherwise prohibited by this Agreement) to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Principal

Stockholders' Agreement, the Merger or any of the other transactions contemplated hereby or thereby and (y) if any state takeover statute or similar statute becomes applicable to this Agreement, the Principal Stockholders' Agreement, the Merger or any of the other transactions contemplated hereby or thereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement or by Principal Stockholders' Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby or thereby.

            (b) In addition to and without limitation of the foregoing, each of Parent, Merger Sub and the Company undertakes and agrees to file as promptly as practicable after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (and shall file as promptly as practicable any form or report required by any other Governmental Authority relating to antitrust, competition, trade or other regulatory matters). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries or requests received from any Governmental Authority for additional information or documentation and (ii) not extend any waiting period under the HSR Act or enter into any Contract with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the written consent of the other parties hereto. Parent and the Company shall take any and all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Effective Time to occur as promptly as reasonably practicable and to avoid any suit or proceeding that would otherwise have the effect of preventing or delaying the Effective Time; provided, however, that Parent shall not be required to, and the Company and its Subsidiaries shall not, without the written consent of Parent, agree or proffer to divest or hold separate, enter into any licensing or similar arrangement with respect to, or take any other action with respect to (A) any of the properties, other assets (whether tangible or intangible) or any portion of any business of Parent or any of its Subsidiaries or (B) any of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company or any of its Subsidiaries, other than, in the case of this clause (B), any such action that is not reasonably likely to have a Material Adverse Effect. Each party hereto shall (x) promptly notify the other party of any written communication to that party or its Affiliates from any Governmental Authority and, subject to applicable Law, permit the other party to review in advance any proposed written communication to any of the foregoing, (y) not agree to participate, or to permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority with respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat, and (z) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the Merger.

            Section 6.04. Indemnification, Exculpation and Insurance.

            (a) Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring as of or prior to the Effective Time (and any rights relating to the advancement of expenses) existing as of the date hereof in favor of the current or former directors, officers, employees or agents of the Company and its Subsidiaries (each, an "Indemnitee") as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and indemnification Contracts in existence as of the date hereof between the Company or its Subsidiaries and any of them shall be assumed by the Surviving Corporation, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by Law. In addition, the Surviving Corporation shall pay any related expenses of any Indemnitee under this Section 6.04(a) as incurred to the fullest extent permitted under applicable Law (including expenses incurred to determine whether indemnification or exculpation is available), provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law. Parent shall take any and all actions necessary to ensure that the Surviving Corporation complies with and honors the foregoing obligation as in effect on the date hereof, including providing funds, if necessary, to permit the Surviving Corporation to comply with its obligations under this Section 6.04(a).

            (b) Parent, from and after the Effective Time, shall cause (i) the certificate of incorporation and by-laws of the Surviving Corporation to contain provisions no less favorable with respect to the limitation of certain liabilities of directors, officers, employees and agents and indemnification than are set forth as of the date of this Agreement in the Company Certificate and the Company By-laws and (ii) the certificate of incorporation and by-laws (or similar organizational documents) of each Subsidiary of the Surviving Corporation to contain provisions no less favorable with respect to the limitation of certain liabilities of directors, officers, employees and agents and indemnification than those in effect as of the date hereof and set forth in the certificate of incorporation or by-laws (or similar organizational documents) of the applicable Subsidiary of the Company, which provisions, in the case of clauses (i) and (ii), shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

            (c) For six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, obtain and maintain director's and officers' liability insurance with respect to acts, errors or omissions occurring prior to the Effective Time ("Run-Off Insurance"). Such Run-Off Insurance shall (i) solely be negotiated and implemented by the Parent or its agents, (ii) provide coverage for each person or entity covered by the Company's current directors and officers liability insurance policy as in effect on the date hereof, (iii) not be cancelable by the Parent, its agents or the Surviving Corporation during the six year term of such Run-Off Insurance and (iv) be no less favorable with respect to coverage terms and amounts in any material respect than the

Company's current directors' and officers' liability insurance policy as in effect on the date hereof; provided, however, that in no event shall Parent, any of its Subsidiaries or the Surviving Corporation be obligated or required to pay annualized aggregate premiums for insurance under this Section 6.04(c) in excess of 275% of the amount of the aggregate premiums paid by the Company for the period from February 28, 2004 to, and including, February 28, 2005, for such purpose (which premiums for such period are hereby represented and warranted by the Company to be $429,250); provided that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 275% amount. Subject to this Section 6.04(c), the Parent or its agents shall have the right to substitute the insurance company providing the Company's current director's and officer's liability insurance policy with another financially sound insurance company.

            (d) The provisions of this Section 6.04 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnitee, his or her heirs and his or her Representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            (e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of the Surviving Corporation, as the case may be, assumes the obligations set forth in this Section 6.04.

            (f) The obligations of Parent and the Surviving Corporation under this Section 6.04 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.04 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.04 applies shall be third party beneficiaries of this Section 6.04).

            Section 6.05. Fees and Expenses. All fees and expenses incurred in connection with this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger or any such other transaction is consummated, it being understood that Parent shall pay all of the filing fees for the premerger notification and report forms under the HSR Act.

            Section 6.06. Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, including the Debt Offer, and shall not issue any such press release or make any such public statement without the consent of the other party, such consent not to be unreasonably withheld or delayed, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

            Section 6.07. Employee Matters.

            (a) For a period of not less than twelve months after the Effective Time, Employees who continue their employment after the Effective Time ("Affected Employees") shall receive employee benefits substantially comparable in the aggregate to the Company Plans listed on Section 3.14(a) of the Company Disclosure Letter according to their terms as in effect immediately prior to the Effective Time (excluding for all purposes stock-based plans and other equity-based compensation arrangements). Notwithstanding the foregoing, for a period of not less than less than 18 months after the Effective Time, Parent shall cause the Surviving Corporation to maintain the Barneys New York Severance Plan with respect to Affected Employees and not to amend such plan in a manner that is adverse to any Affected Employee.

            (b) For purposes of any applicable waiting period, vesting eligibility and benefit entitlement (but excluding benefit accruals under any defined benefit pension plan), following the Effective Time, Parent shall, or shall cause its Affiliates to, recognize each Affected Employee's service with the Company or any of its Subsidiaries prior to the Effective Time as service with Parent and its Affiliates in connection with any tax-qualified pension plan, 401(k) savings or other retirement plan and welfare benefit plan (including paid time off, vacations and holidays) maintained by Parent or any of its Affiliates in which such Affected Employee participates, but only (i) to the extent such service was recognized under a comparable plan of the Company immediately prior to the Effective Time and (ii) to the extent the recognition of such service would not result in a duplication of benefits. Parent shall, or shall cause its Affiliates to, waive any pre-existing condition exclusions, evidence of insurability provisions, waiting period requirements or any similar provision under any of the welfare plans maintained by Parent or any of its Affiliates in which Affected Employees participate following the Effective Time to the extent such limitations and restrictions were waived or satisfied under the applicable Company Plan immediately prior to the Effective Time. In addition, Affected Employees shall receive credit for any co-payments, deductibles and annual out-of-pocket expenses incurred under the welfare plans of the Company or any of its Affiliates during the calendar year in which the Effective Time occurs, but prior to the Effective Time, for purposes of the corresponding co-payments, deductibles and annual out-of-pocket expenses under welfare plans of Parent or any of its Affiliates for the calendar year in which the Effective Time occurs.

            (c) Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by Section 2.03 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement or the transactions contemplated hereby by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

            (d) Nothing contained in this Section 6.07 or elsewhere in this Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual Affected Employee or any change in the particular employee benefits available to any such individual Affected Employee or the amendment or termination of any particular Company Plan or Company Benefit Agreement in accordance with the terms of such Company Plan or Company Benefit Agreement.

                                  ARTICLE VII

                              Conditions Precedent

            Section 7.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or waiver by such party on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approval; Information Statement. The Stockholder Approval shall have been obtained and a period of at least twenty calendar days shall have elapsed from the date the Information Statement was first mailed to the Company's stockholders.

            (b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (c) No Injunctions or Restraints. No (i) temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Authority or (ii) Law that, in either case, has the effect of preventing the consummation of the Merger (collectively, "Restraints") shall be in effect.

            Section 7.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. (i) The representations and warranties of the Company contained in Sections 3.03, 3.08(a) and 3.10(a)(iv), (v) and (viii) that are qualified as to materiality or Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case, as of the date hereof and as of the Closing Date, with the same effect as if made as of the Closing Date (or, if given as of a specific date, as of such date);

                  (ii) the representations and warranties of the Company
            contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and

                  (iii) Parent shall have received a certificate signed on
            behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect of the preceding clauses (i) and (ii).

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

            (c) Debt Offer. As of or prior to the Effective Time, (i) the requisite consents specified in Section 2.04(a) of the Company Disclosure Letter shall have been received under the Debt Offer in order to permit
      (A) Barneys New York, Inc., certain of its Subsidiaries and the Senior Note Trustee to execute and deliver the supplemental indenture described in Section 2.04(a) of the Company Disclosure Letter and (B) Barneys New York, Inc., certain of its Subsidiaries and the Collateral Agent to execute and deliver the amendments to the related security documents described in Section 2.04(a) of the Company Disclosure Letter and (ii) an executed copy of such supplemental indenture and amendments to the security documents shall have been delivered to Parent.

            (d) Employment Arrangements. The Company shall not have terminated Howard Socol's employment and "Good Reason" (as defined in the employment agreement effective as of January 8, 2001 made between the Company and Howard Socol (the "Socol Agreement") other than "Good Reason" solely as a result of a "Change of Control" as defined therein) does not exist for him to terminate his employment, and Howard Socol shall not have died or suffered any injury, sickness or mental illness or other condition which has resulted in, or is reasonably likely to result in, his "Disability" (as defined in the Socol Agreement).

            (e) No Litigation. (i) There shall not be pending any claim, suit, action, investigation or other proceeding, whether judicial or administrative, brought or threatened by any Governmental Authority (A) challenging or seeking to restrain or prohibit the consummation of the Merger, (B) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective Affiliates of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company and its Subsidiaries or Parent and its Subsidiaries or to require any such person to dispose of or hold separate any of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company and its Subsidiaries or Parent and its Subsidiaries, in each case, as a result of the Merger or (C) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any material respect the properties, other assets (whether tangible or intangible) or any portion of any business of the Company and its Subsidiaries.

            (f) Estoppel Certificates. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained a lessor's estoppel certificate substantially in the form of Exhibit B hereto in accordance with the leases set forth on
      Section 7.02(f) of the Company Disclosure Letter.

            Section 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct is not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform their obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

            (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

            Section 7.04. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts, as the case may be, to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03.

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

            Section 8.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

            (a) by mutual written consent of Parent and the Company;

            (b) by either Parent or the Company, (i) if the Merger shall not have been consummated on or before April 30, 2005 (the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this clause 8.01(b)(i) shall not be available to any party hereto whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or (ii) if any Restraint having the effect set forth in Section 7.01(c) shall be in effect and shall have become final and nonappealable;

            (c) by Parent, (i) if the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform
      (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b) and (B) is incapable of being cured by the Outside Date or is capable of being cured by the Outside Date but the Company is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after its receipt of written notice thereof from Parent; or (ii) if any Restraint having the effect of granting or implementing any relief referred to in Section 7.02(e) shall be in effect and shall have become final and nonappealable; or

            (d) by the Company, if Parent shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform
      (i) would give rise to the failure of a condition set forth in Section 7.03(a) or (b) and (ii) is incapable of being cured by the Outside Date or is capable of being cured by the Outside Date but Parent is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after its receipt of written notice thereof from the Company.

            Section 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no further force or effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 3.23, Section 4.09, the last sentence of Section 6.02, Section 6.05, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

            Section 8.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment without obtaining the further approval of the stockholders of the Company if such further approval is required by Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after the Stockholder Approval has been obtained, there shall be granted no extension or waiver without obtaining the further approval of the stockholders of the Company if such further approval is required by Law in connection with such extension or waiver. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent inaccuracy or noncompliance. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

            Section 8.05. Procedure for Termination, Amendment or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver of any provision of this Agreement pursuant to Section 8.04 shall, in order to be effective, require
(i) approval by the board of directors of each party hereto that is required to act in connection with such termination, amendment, extension or waiver pursuant to Section 8.01, 8.03 or 8.04, as the case may be, and (ii) to the extent required by Section 8.03 or 8.04, approval by the Company's stockholders.

                                   ARTICLE IX

                               General Provisions

            Section 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            Section 9.02. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Parent or Merger Sub, to:

                      Jones Apparel Group, Inc.
                      1411 Broadway
                      New York, NY 10018
                      Facsimile No.: 212-790-9988
                      Attention:  Ira M. Dansky, Esq.

                      and

                      Jones Apparel Group, Inc.
                      250 Rittenhouse Circle
                      Keystone Park
                      Bristol, PA 19007
                      Facsimile No.: 212-536-9599
                      Attention:  Wesley R. Card

                      with a copy to:

                      Cravath, Swaine & Moore LLP
                      Worldwide Plaza
                      825 Eighth Avenue
                      New York, New York 10019
                      Facsimile No.:  212-474-3700
                      Attention:  Scott A. Barshay, Esq.

            if to the Company, to:

                      Barneys New York, Inc.
                      575 Fifth Avenue
                      New York, NY 10017
                      Facsimile No.:  (212) 450-8480
                      Attention: Marc Perlowitz

                      with a copy to:

                      Weil, Gotshal & Manges LLP
                      767 Fifth Avenue
                      New York, New York 10153
                      Facsimile No.:  212-310-8007
                      Attention:  Ted S. Waksman, Esq.

            Section 9.03. Definitions. For purposes of this Agreement:

            (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

            (b) "business day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

            (c) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the knowledge of such person's executive officers and other officers having primary responsibility for such matter.

            (d) "Permitted Liens" means (i) Liens that do not and could not be reasonably expected to materially interfere with the conduct of the Company's business as currently conducted and do not and could not be reasonably expected to adversely affect in any material respect the use or value of the Company's assets as currently operated and (ii) Liens granted in connection with the Credit Agreement or the Indenture.

            (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, joint stock company, Governmental Authority, association, trust, unincorporated organization or other entity.

            (f) A "Subsidiary" of any person means another person of which (i) an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or (ii) such first person is a general partner.

            Section 9.04. Interpretation. When a reference is made in this Agreement to an Article, a Section, Subsection, Exhibit or Schedule, such reference shall be to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or statute defined or referred to herein or in any Contract that is referred to herein means such Contract or statute as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all

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attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            Section 9.05. Counterparts. This Agreement may be executed in one or more counterparts (including by telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            Section 9.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement and the Principal Stockholders' Agreement (i) constitute the entire agreement, and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement, the Confidentiality Agreement and the Principal Stockholders' Agreement and (ii) except for the provisions of Article II and Section 6.04, are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) or thereto (and their respective successors and assigns) any rights or remedies.

            Section 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

            Section 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            Section 9.09. Jurisdiction; Waiver of Jury Trial.

            (a) Each of the parties hereto hereby agrees that any claim, suit, action or other proceeding, directly or indirectly, arising out of, under or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (and each agrees that no such claim, action, suit or other proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such court), and the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any such court in any such claim, suit, action or other proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such claim, suit, action or other proceeding. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth in Section 9.02 shall be effective service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to

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

jurisdiction as set forth above in the immediately preceding sentence. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

            (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY IN ANY CLAIM, SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR RELATED TO THIS AGREEMENT. EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.09.

            Section 9.10. Specific Enforcement. Each of the parties hereto hereby agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 9.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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

            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            JONES APPAREL GROUP, INC.,

                                                by  /s/ Peter Boneparth
                                                    ----------------------------
                                                       Name:  Peter Boneparth
                                                       Title: President and CEO

                                            FLINTSTONE Acquisition Corp.,

                                                by  /s/ Ira M. Dansky
                                                    ----------------------------
                                                       Name:  Ira M. Dansky
                                                       Title: Secretary

                                            BARNEYS NEW YORK, INC.,

                                                by  /s/ Steven M. Feldman
                                                    ----------------------------
                                                       Name:  Steven M. Feldman
                                                       Title: EVP and CFO

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